THIRD AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS THIRD AMENDMENT dated as of this 12th day of June, 2015, to the Distribution Agreement, dated as of September 12, 2012, as amended January 25, 2013 and October 16, 2014 (the “Agreement”), is entered into between FACTORSHARES TRUST (the “Trust”), a Delaware statutory trust and QUASAR DISTRIBUTORS, LLC (the “Distributor”), a Delaware limited liability company.  FACTOR ADVISORS, LLC, a limited liability company and the investment advisor to the Trust (the “Adviser”), is a party hereto with respect to Article 5 only.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the PureFunds ISE Big Data ETF and the PureFunds ISE Mobile Payments ETF; and

WHEREAS, Article 13 of the Distribution Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the Trust, the Distributor and the Advisor agree as follows:

1.	Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

2.	Amended Schedule C with respect to the PureFunds ISE Cyber Security ETF is amended to apply to the PureFunds ISE Cyber Security ETF, PureFunds ISE Big Data ETF and PureFunds ISE Mobile Payments ETF.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FACTORSHARES TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Samuel Masucci, III	By: /s/ James R. Schoenike
Name: Samuel Masucci, III	Name: James R. Schoenike
Title: President	Title: President

FACTOR ADVISORS, LLC
(with respect to Article 5 only)

By: /s/ Samuel Masucci, III
Name: Samuel Masucci, III
Title: President

Amended Exhibit A to the Distribution Agreement

Separate Series of FactorShares Trust

Name of Series PureFunds ISE Junior Silver ETF PureFunds ISE Cyber Security ETF PureFunds ISE Big Data ETF PureFunds ISE Mobile Payments ETF